AMENDMENT NO. 1 TO

FLOW MORTGAGE LOAN PURCHASE, WARRANTIES AND SERVICING AGREEMENT

THIS AMENDMENT NO. 1 TO FLOW MORTGAGE LOAN PURCHASE, WARRANTIES AND SERVICING AGREEMENT (the “Amendment”) is made as of the 1st day of June, 2005 (the “Effective Date”), by and among J.P. Morgan Mortgage Acquisition Corp., as purchaser (the “Purchaser”), and Chase Home Finance LLC (“CHF LLC”), successor by merger to Chase Manhattan Mortgage Corporation (“CMMC”) as Seller (the “Seller”) and CHF LLC and/or JPMorgan Chase Bank, National Association (“JPMCBNA”) as Servicer (CHF LLC and JPMCBNA shall be individually and collectively referred to as the “Servicer”, as applicable).  The Purchaser, the Seller and the Servicer may be collectively referred to herein as the “Parties”.

RECITALS

WHEREAS, Purchaser and CMMC entered into that certain Flow Mortgage Loan Purchase, Warranties and Servicing Agreement dated as of June 1, 2004, (which shall be referred to, together with any amendments thereto, as the “Agreement”), pursuant to which the Purchaser agreed to purchase from time to time and the Seller agreed to sell from time to time certain mortgage loans, as more fully described therein, the servicing of which is to be performed by the Servicer, pursuant to the terms and conditions contained therein;

WHEREAS, the Parties desire to amend the Agreement to clarify the Seller and Servicer entities following an internal corporate reorganization including CHF LLC, CMMC and JPMCBNA;

WHEREAS, CHF LLC and JPMCBNA are successors and/or assigns to CMMC with respect to all of CMMC’s right title, interest, liabilities and obligations of CMMC as Seller and Servicer, as applicable, under the Agreement; and

WHEREAS, the Parties further desire to amend the Agreement to revise the provision addressing resignation and assignment by the Servicer.

NOW THEREFORE, intending to be bound hereby and in consideration of the mutual terms and conditions provided herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the Parties agree as follows:

Section 1.  Recitals; Definitions.  The Recitals set forth above are accurate and are incorporated herein by reference.  Capitalized terms not defined herein shall have the meanings given to such terms in the Agreement.

Section 2.  Seller, Servicer Entities.  From and after the Effective Date, the Seller applicable to purchases and sales under the Agreement shall be Chase Home Finance LLC, a limited liability company organized and existing under the laws of the State of Delaware and the Servicer applicable to purchases, sales and servicing rights and responsibilities under the Agreement shall be Chase Home Finance LLC and/or JPMorgan Chase Bank, National Association, a national banking association organized and existing under the laws of the United States of America.  The Mortgage Loan Schedule applicable to all such loans purchased, sold and/or serviced pursuant to the Agreement following the Effective Date shall identify thereon the identity of the Servicer and such entity shall be entitled to and responsible for any and all rights, duties, obligations, liabilities, covenants and agreements of the Servicer, as applicable, under the Agreement.

Section 3.  Resignation and Assignment by the Servicer.  The Agreement is further amended by deleting in its entirety Section 8.05 thereof and replacing it with the following:

8.05. Resignation and Assignment by the Servicer

The Servicer shall have the right to assign this Agreement or the servicing hereunder or (a successor servicer shall be referred to herein as a “successor servicer”) its rights or duties hereunder or any portion hereof provided that the ability of the Servicer to assign its rights and delegate its duties under this Agreement to a successor servicer (a) shall not result in a reduction or withdrawal of the then-current ratings on any certificates issued in connection with a Pass-Through Transfer or an Agency Transfer, as defined in Section 11.01 hereof, and (b) shall satisfy the following conditions:

(i)

Such successor servicer must be qualified to service loans for Ginnie Mae, Fannie Mae or Freddie Mac, and must be an Approved Mortgagee and a Approved Lender and an Approved Lender, in each case in good standing with the applicable agency;

(ii)

Such successor servicer must have a net worth of not less than $50,000,000;

(iii)

Such successor servicer must execute and deliver to the Purchaser an agreement, in form and substance reasonably satisfactory to the Purchaser, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement;

(iv)

Any such assignment or delegation shall only be made in compliance with any related Reconstitution Agreement then in effect and the requirements of any related trust agreement or similar document governing the assignment of servicing, including any notice requirements, and any securities issued pursuant to such Reconstitution Agreement shall not be downgraded; and

(v)

The Servicer shall, at its cost and expense, take such steps that may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following:  (A) on or prior to the date of such transfer or within the period following such transfer that is prescribed by applicable Regulations, the Servicer shall complete all forms, take all actions required, as applicable, in connection with such transfer of servicing, shall provide such notices to, as applicable, in connection therewith as are required under applicable Regulations, shall obtain all necessary approvals of, as applicable, for such transfer of servicing, and shall provide evidence thereof (in form reasonably satisfactory to the Purchaser) to the Purchaser and to the successor servicer; (B) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Servicer shall timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (C) prior to the effective date of such transfer of servicing, the Servicer shall transmit to any related insurer notification of such transfer; (D) on or prior to the effective date of such transfer of servicing, the Servicer shall deliver to the successor servicer all Mortgage Loan Documents and any related records or materials in the custody of the Servicer; (E) on or prior to the effective date of such transfer, the Servicer shall transfer to the successor servicer all funds held by the Servicer in respect of the Mortgage Loans, other than amounts payable to the Servicer pursuant to this Agreement; (F) the Servicer shall, for a period of ninety (90) days following the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor, within two (2) Business Days of receipt, the amount of any payments or other recoveries received by the Servicer, and the Servicer shall notify the successor servicer of the source and proper application of each such payment or recovery; (G) the Servicer shall, after the effective date of transfer of servicing to the successor servicer, continue to cooperate with such successor to facilitate such transfer in such manner and to such extent as such successor may reasonably request; and (H) the Servicer shall continue to be entitled, as and to the extent provided in this Agreement, to reimbursement from such successor for any Monthly Advances, Servicing Advances or Liquidation Advances made by it and not reimbursed.

Upon a permitted assignment by the Servicer of this Agreement to a successor servicer in accordance with the provisions of this Section 8.05, the original servicer named herein shall be relieved of any liability arising under this Agreement (including but not limited to any obligation set forth in Section 5.03) arising after the date of such assignment from and after the effective date of such permitted assignment as set forth in the agreement described in clause (iii) above.

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in this Section 8.05.

Section 4.  No Other Amendments.  Except as expressly amended hereby, the Agreement shall remain in full force and effect.

Section 5.  Headings.  All headings in this Amendment are for convenience only and do not affect the meaning of any provision.

Section 6.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof.

Section 7.  Counterparts.  This Amendment may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered is deemed an original.  All such counterparts together constitute but one and the same instrument.

Section 8.  Facsimile/Electronic Execution.  This Amendment, any Purchase Price and Terms Letter, any Closing Document and any notices hereunder or thereunder may be (a) executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument, and/or (b) executed and transmitted by facsimile copy or by an electronically imaged copy, such as a .pdf file, by one party to the other, and such executed facsimile or electronically imaged copy shall constitute an original executed copy of such document; provided that failure to do so shall not affect the binding nature of the executed facsimile or electronically imaged copy.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date and year first above written.

J.P. MORGAN MORTGAGE ACQUISITION CORP.,

as Purchaser

By: _/s/ Brian Simons____________

Name: Brian Simons

Title: Vice President

CHASE HOME FINANCE LLC, successor by merger to CHASE MANHATTAN MORTGAGE CORPORATION, as Seller and/or Servicer

By: _/s/ Veronica R. Lehman______

Name: Veronica R. Lehman

Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, successor/assignee of CHASE MANHATTAN MORTGAGE CORPORATION, as Servicer

By: _/s/ Veronica R. Lehman______

Name: Veronica R. Lehman

Title: Vice President